UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

The Stanley Works
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

This Form 8-K/A amends Item 2.05 of the Current Report on Form 8-K filed by The Stanley Works (the "Company") on May 11, 2006. In its May 11, 2006 Form 8-K filing, the Company disclosed that it had commenced a consultation process with the European Works Council regarding the reorganization of its Facom and Stanley hand tools activities in Europe (the "Reorganization"). The Reorganization aims to implement growth strategies and reduce costs by rationalizing manufacturing, logistics, sales and support organizations. As previously disclosed, hand tools manufacturing will be rationalized by concentrating high value added niche as well as less differentiated products at a limited number of sites, while logistics organization will be focused around a series of European and local platforms. The Reorganization will result in the closure of two factories in France, the downsizing of two others in the United Kingdom and Italy and the closure of four small distribution centers in the United Kingdom, Belgium, Germany and Switzerland.

In its May 11, 2006 Form 8-K filing, the Company indicated that it expected to incur costs related to this Reorganization, including employee related costs, contract termination costs and asset impairment costs. As of May 11, 2006, the Company was unable in good faith to make a more precise determination or estimate or range of estimates of costs expected to be incurred in connection with the Reorganization in total or for each major type of cost associated with the Reorganization, or of the amount of such costs that will result in additional future cash expenditures. The Company undertook in its May 11, 2006 Form 8-K filing to announce further details with respect to these cost estimates upon completion of the employee consultation process. The consultation process with the European Works Council and the local works councils has now been completed, and the Company is filing this Form 8-K/A to announce its determination of such cost estimates. The Company estimates that the total costs to be incurred in connection with the Reorganization will be in the range of $65 million to $75 million. It is expected that the majority of these costs will be capitalized in connection with purchase accounting and the remainder expensed in 2007.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this Current Report on Form 8-K/A, including but not limited to those regarding (1) the Company’s ability to limit the total costs incurred in connection with the Reorganization to $65 million to $75 million and (2) the expectation that the majority of these costs will be capitalized in connection with purchase accounting and the remainder expensed in 2007.

The Company’s ability to deliver the results as described above (the "Results") is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change the Results, and could cause actual outcomes and results to differ materially from current expectations.

The Company’s ability to deliver the Results is dependent upon: (i) the success of the Company’s efforts to negotiate severance arrangements and lease terminations within established parameters; (ii) the Company’s ability to minimize the costs to relocate equipment and inventory; and (iii) the Company’s ability to complete of the Reorganization within anticipated time frames.

The Company’s ability to achieve the results may also be affected by external factors. These external factors include changes in trade, monetary, tax and fiscal policies and laws, fuel costs and currency exchange fluctuations.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works

October 11, 2006	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Vice President, General Counsel and Secretary